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                         POTOMAC ELECTRIC POWER COMPANY

                1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C.

                                       TO

                            THE RIGGS NATIONAL BANK
                              OF WASHINGTON, D.C.

                    808-17TH STREET, N.W., WASHINGTON, D.C.
                                                            As Trustee

                              ------------------

                             Supplemental Indenture

                         DATED AS OF SEPTEMBER 7, 1995

                              ------------------

                   SUPPLEMENTAL TO MORTGAGE AND DEED OF TRUST

                               DATED JULY 1, 1936

                              ------------------

                  FIRST MORTGAGE BONDS, 7 3/8% SERIES DUE 2025

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

                        POTOMAC ELECTRIC POWER COMPANY

             Supplemental Indenture Dated as of September 7, 1995

                              TABLE OF CONTENTS*

                              ------------------

                                                                           Page
 PARTIES..................................................................   1
 RECITALS.................................................................   1

                                    PART I

                             Description of Bonds

 SECTION 1. General description of Bonds of 2025 Series..................    6
 SECTION 2. Form of face of Bond of 2025 Series..........................    7
            Form of Trustee's certificate................................   10
            Text appearing on reverse side of Bond of 2025 Series........   10
 SECTION 3. Denominations of Bonds of 2025 Series........................   13
 SECTION 4. Execution and form of temporary Bonds........................   13

                                    PART II

                                Issue of Bonds

 SECTION 1. Limitation as to principal amount............................   13
 SECTION 2. Issue of Bonds...............................................   14

                                   PART III

                                  Redemption

 SECTION 1. Bonds of 2025 Series redeemable .............................   14
 SECTION 2. Notice of Redemption, etc. ..................................   15

                                    PART IV

                ADDITIONAL PARTICULAR COVENANTS OF THE COMPANY

 SECTION 1. Company not to withdraw moneys pursuant to Section 2 of
             Article VIII in excess of an amount equal to principal
             amount of issued refundable bonds...........................   15
 SECTION 2. No property additions made on or prior to December 31, 1946
             to be used for any purpose under the Indenture..............   15
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  * The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenient reference.

                                     PART V

                                                                           Page
Amendment of Indenture to Permit Qualification Under Trust Indenture Act
  of 1939.................................................................  16

                                    PART VI

Amendment of Original Indenture...........................................  16

                                    PART VII

                                  THE TRUSTEE

Acceptance of trusts by the Trustee.......................................  16
Trustee not responsible for validity of the Supplemental Indenture........  17

                                   PART VIII

                            MISCELLANEOUS PROVISIONS

Execution of Supplemental Indenture in counterparts.......................  17
Appointment of attorneys-in-fact by parties...............................  17
TESTIMONIUM...............................................................  18
EXECUTION.................................................................  18
COMPANY'S ACKNOWLEDGMENTS.................................................  19
TRUSTEE'S ACKNOWLEDGMENTS.................................................  21

 SUPPLEMENTAL INDENTURE, dated as of the seventh day of September, nineteen hundred and ninety-five (1995), made by and between POTOMAC ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Commonwealth of Virginia (here-inafter sometimes called the "Company"), party of the first part, and THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a national banking association orga-nized and existing under the laws of the United States of America (hereinafter sometimes called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1936, hereinafter mentioned, party of the second part;

 WHEREAS, The Company has heretofore executed and delivered its Mortgage and Deed of Trust, dated July 1, 1936 (hereinafter sometimes referred to as the "Original Indenture"), to the Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

 WHEREAS, pursuant to the terms and provisions of the Original Indenture, in-dentures supplemental thereto dated as of July 1, 1936, December 1, 1939, Au-gust 1, 1940, August 1, 1942, January 1, 1948, May 1, 1949, May 1, 1950, March
1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, December 1, 1958, November
16, 1959, December 1, 1960, February 15, 1963, May 15, 1964, April 1, 1966,
May 1, 1967, February 15, 1968, March 15, 1969, February 15, 1970, August 15,
1970, September 15, 1972, April 1, 1973, January 2, 1974, August 15, 1974, Au-
gust 15, 1974, June 15, 1977, July 1, 1979, June 16, 1981, June 17, 1981, De-
cember 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May
1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September
1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August
20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995 and September 6, 1995 have been heretofore entered into between the Company and the Trustee to provide, re-spectively, for the creation of the first through the sixtieth series of Bonds thereunder and, in the case of the supplemental indentures dated January 1, 1948, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, September 15,
1972, July 1, 1979, June 17, 1981, November 1, 1985, September 16, 1987, May
1, 1989, May 21, 1991, May 7, 1992, July 1, 1993 and one of the supplemental indentures dated August 15, 1974, to convey additional property; and

 WHEREAS, $20,000,000 principal amount of Bonds of the 3 1/4% Series due 1966 (the first series), $5,000,000 principal amount of Bonds of the 3 1/4% Series due 1974 (the second series), $10,000,000 principal amount of Bonds of the 3 1/4% Series due 1975 (the third series), $5,000,000 principal amount of Bonds of the 3 1/4% Series due 1977 (the fourth series), $15,000,000 principal amount of Bonds of the 3% Series due 1983 (the fifth series), $10,000,000 principal amount of Bonds of the 2 7/8% Series due 1984 (the sixth series), $30,000,000 principal amount of Bonds of the 2 3/4% Series due 1985 (the sev-enth series), $15,000,000 principal amount of Bonds of the 3 1/4% Series due 1987 (the eighth series), $10,000,000 principal amount of Bonds of the 3 7/8% Series due 1988 (the ninth series), $10,000,000 principal amount of Bonds of the 3 3/8% Series due 1990 (the tenth series), $10,000,000 principal amount of Bonds of the 3 5/8% Series due 1991 (the eleventh series), $25,000,000 princi-pal amount of Bonds of the 4 5/8% Series due 1993 (the twelfth series), $15,000,000 principal amount of Bonds of the 5 1/4% Series due 1994 (the thir-teenth series), $45,000,000 principal amount of Bonds of the 7 3/4% Series due 2004 (the twentieth series), $35,000,000 principal amount of Bonds of the 8.85% Series due 2005 (the twenty-first series), $70,000,000 principal amount of Bonds of the 9 1/2% Series due August 15, 2005 (the twenty-second series), $50,000,000 principal amount of Bonds of the 7 3/4% Series due 2007 (the twen-ty-third series), $25,000,000 principal amount of Bonds of the 5 5/8% Series due 1997 (the twenty-fourth series), $100,000,000 principal amount of Bonds of the 8 3/8% Series due 2009 (the twenty-fifth series), $50,000,000 principal amount of Bonds of the 10 1/4% Series due 1981 (the twenty-sixth series), $50,000,000 principal amount of Bonds of the 10 3/4% Series due 2004 (the twenty-seventh series), $38,300,000 principal amount of Bonds of the 6 1/8% Series due 2007 (the twenty-eighth series), $15,000,000 principal amount of Bonds of the 6 1/2% Series due 2004 (the twenty-ninth series), $20,000,000 principal amount of Bonds of the 6 1/2% Series due 2007 (the thirtieth se-ries), $7,500,000 principal amount of Bonds of the 6 5/8% Series due 2009 (the thirty-first series), $30,000,000 principal amount of Bonds of the Floating Rate Series due 2010 (the thirty-second series), $50,000,000 principal amount of Bonds of the 14 1/2% Series due 1991 (the thirty-third series), $60,000,000 principal amount of Bonds of the 14 1/4% Series due 1992 (the thirty-fifth se-ries), $50,000,000 principal amount of Bonds of the 11 7/8% Series due 1989 (the thirty-sixth series), $37,000,000 principal amount of Bonds of the 8 3/4% Series due 2010 (the thirty-seventh series), $75,000,000 principal amount of Bonds of the 11 1/4% Series due 2015 (the thirty-eighth series), $75,000,000 principal amount of Bonds of the 9 1/4% Series due 2016 (the thirty-ninth series), $75,000,000 principal amount of Bonds of the 8 3/4% Series due 2016 (the fortieth series), $75,000,000 principal amount of Bonds of the 8 1/4% Series due 2017 (the forty-first se-ries), $75,000,000 principal amount of Bonds of the 9% Series due 1990 (the forty-second series) and $75,000,000 principal amount of Bonds of the 9 3/4% Series due 2019 (the forty-third series), have been heretofore redeemed and retired and there are now issued and outstanding under the Original Indenture and under the supplemental indentures referred to above: $40,000,000 principal amount of Bonds of the 5% Series due 1995 (the fourteenth series); $50,000,000 principal amount of Bonds of the 4 3/8% Series due 1998 (the fifteenth se-ries); $45,000,000 principal amount of Bonds of the 4 1/2% Series due 1999 (the sixteenth series); $15,000,000 principal amount of Bonds of the 5 1/8% Series due 2001 (the seventeenth series); $35,000,000 principal amount of Bonds of the 5 7/8% Series due 2002 (the eighteenth series); $40,000,000 prin-cipal amount of Bonds of the 6 5/8% Series due 2003 (the nineteenth series); $50,000,000 principal amount of Bonds of the Adjustable Rate Series due 2001 (the thirty-fourth series); $59,800,000 principal amount of Bonds of the 8 5/8% Series due 2019 (the forty-fourth series); $100,000,000 principal amount of Bonds of the 9% Series due 2000 (the forty-fifth series); $100,000,000 principal amount of Bonds of the 9% Series due 2021 (the forty-sixth series); $75,000,000 principal amount of Bonds of the 8 1/2% Series due 2027 (the for-ty-seventh series); $30,000,000 principal amount of Bonds of the 6% Series due 2022 (the forty-eighth series); $37,000,000 principal amount of Bonds of the 6 3/8% Series due 2023 (the forty-ninth series); $78,000,000 principal amount of Bonds of the 6 1/2% Series due 2008 (the fiftieth series); $40,000,000 princi-pal amount of Bonds of the 7 1/2% Series due 2028 (the fifty-first series); $100,000,000 principal amount of Bonds of the 7 1/4% Series due 2023 (the fif-ty-second series); $100,000,000 principal amount of Bonds of the 6 7/8% Series due 2023 (the fifty-third series); $50,000,000 principal amount of Bonds of the 5 5/8% Series due 2003 (the fifty-fourth series); $50,000,000 principal amount of Bonds of the 5 7/8% Series due 2008 (the fifty-fifth series); $75,000,000 principal amount of Bonds of the 6 7/8% Series due 2024 (the fif-ty-sixth series); $42,500,000 principal amount of

Bonds of the 5 3/8% Series due 2024 (the fifty-seventh series); $38,300,000 principal amount of Bonds of the 5 3/8% Series due 2024 (the fifty-eighth se-ries); $16,000,000 principal amount of Bonds of the 5 3/4% Series due 2010 (the fifty-ninth series); and $100,000,000 principal amount of Bonds of the 6 1/2% series due 2005 (the sixtieth series); and

 WHEREAS, for the purpose of conforming the Original Indenture to the stan-dards prescribed by the Trust Indenture Act of 1939 or otherwise modifying certain of the provisions of the Original Indenture, indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October
1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986,
March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990,
May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993,
March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10,
1995 and September 6, 1995 have been heretofore entered into between the Com-pany and the Trustee, and for the purpose of conveying additional property, indentures supplemental thereto dated July 15, 1942, October 15, 1947, Decem-ber 31, 1948, December 31, 1949, February 15, 1951, February 16, 1953, March 15, 1954, March 15, 1955, March 15, 1956, April 1, 1957, May 1, 1958, May 1,
1959, May 2, 1960, April 3, 1961, May 1, 1962, May 1, 1963, April 23, 1964,
May 3, 1965, June 1, 1966, April 28, 1967, July 3, 1967, May 1, 1968, June 16,
1969, May 15, 1970, September 1, 1971, June 17, 1981, November 1, 1985, Sep-
tember 16, 1987, May 1, 1989, May 21, 1991, May 7, 1992 and July 1, 1993 have been heretofore entered into between the Company and the Trustee, and for the purpose of better securing and protecting the Bonds then or thereafter issued and confirming the lien of the Original Indenture, an indenture dated October 15, 1942 supplemental thereto has been heretofore entered into between the Company and the Trustee; the Original Indenture as heretofore amended and sup-plemented being hereinafter referred to as the "Original Indenture as amend-ed"; and

 WHEREAS, the Company is entitled to have authenticated and delivered addi-tional Bonds on the basis of the net bondable value of property additions, upon compliance with the provisions of Section 4 of Article III of the Origi-nal Indenture as amended; and

 WHEREAS, the Company has determined to issue a sixty-first series of Bonds under the Original Indenture as amended in the principal amount of $75,000,000, to be known as First Mortgage Bonds, 7 3/8% Series due 2025 (hereinafter called "Bonds of 2025 Series"); and

 WHEREAS, the Original Indenture as amended provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execu-tion of an appropriate supplemental indenture; and

 WHEREAS, the Original Indenture as amended provides that the Company and the Trustee may enter into indentures supplemental thereto to add to the covenants and agreements of the Company contained therein other covenants and agreements thereafter to be observed; and to surrender any right or power reserved to or conferred upon the Company in the Original Indenture as amended; and

 WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture as amended and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

 WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

 THAT POTOMAC ELECTRIC POWER COMPANY, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and de-livery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants, declares and agrees with the Trustee and its successors in the trust under the Original Indenture as amend-ed, for the benefit of those who hold the Bonds and coupons, or any of them, issued or to be issued hereunder or under the Original Indenture as amended, as follows:

                                    PART I.

                             DESCRIPTION OF BONDS.

 SECTION 1. The Bonds of 2025 Series shall, subject to the provisions of Sec-tion 1 of Article II of the Original Indenture as amended, be designated as "First Mortgage Bonds, 7 3/8% Series due 2025" of the Company. The Bonds of 2025 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture as amended, except in so far as the terms and provisions of the Original Indenture as amended are amended or modified by this Supplemental Indenture.

 The Bonds of 2025 Series shall mature September 15, 2025, and shall bear in-terest at the rate of seven and three-eighths per cent (7 3/8%) per annum, payable semiannually, commencing March 15, 1996, on the fifteenth day of March and the fifteenth day of September in each year (each such March 15 and Sep-tember 15 being hereinafter called an "interest payment date"). The Bonds of 2025 Series shall be payable as to principal and interest in lawful money of the United States of America, and shall be payable (as well the interest as the principal thereof) at the Agency of the Company in the City of Washington, D.C., or at the Agency of the Company in the Borough of Manhattan, The City of New York.

 The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of 2025 Series are registered at the close of business on the last business day (hereinafter called the "record date") which is more than ten days prior to such interest payment date, a "business day" being any day that is not a day on which banks in the City of Washington, D.C., are authorized by law to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such de-faulted interest shall be paid to the persons in whose names the Bonds of 2025 Series are registered on the date of payment of such defaulted interest, or in accordance with the regulations of any securities exchange on which the Bonds of 2025 Series are listed.

 Except as provided hereinafter, every Bond of 2025 Series shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or the date of delivery of the initial Bonds of 2025 Series, whichever is later. Notwithstanding Section 6 of Article II of the Original Indenture, any Bond of 2025 Series authenticated and deliv-ered by the Trustee after the close of business on the record date with re-spect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Com-pany shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date or the date of delivery of the initial Bonds of 2025 Series, whichever is later.

 SECTION 2. The Bonds of 2025 Series, and the Trustee's certificate to be en-dorsed on the Bonds of 2025 Series, shall be substantially in the following forms, respectively:

                     [FORM OF FACE OF BOND OF 2025 SERIES]

                        POTOMAC ELECTRIC POWER COMPANY
               (A District of Columbia and Virginia corporation)

                  FIRST MORTGAGE BOND, 7 3/8% SERIES DUE 2025

No.                                                                        $

 POTOMAC ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the District of Columbia and a domestic cor- poration of the Com-monwealth of Virginia (hereinafter called the "Company", which term shall in-clude any successor corporation as defined in the Amended Indenture hereinaf-ter referred to), for value received, hereby promises to pay to
 ................... or registered assigns, the sum of .................. dol-
lars, on the fifteenth day of September, 2025, in lawful money of the United States of America, and to pay interest thereon in like money from the later of the date of delivery of the initial Bonds of 2025 Series or the interest pay-ment date March 15 or September 15 next preceding the date of this Bond, or if the Company shall default in the payment of interest due on such interest pay-ment date, then from the next preceding interest payment date or the date of delivery of the initial Bonds of 2025 Series, whichever is later, at the rate of seven and three-eighths percent (7 3/8%) per annum, payable semiannually, commencing March 15, 1996, on the fifteenth day of March and September in each year until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture. The inter-est so payable on any March 15 or September 15 will, subject to certain excep-tions provided in the indenture dated as of September 7, 1995 supplemental to the Amended Indenture, be paid to the person in whose name this Bond is regis-tered at the close of business on the last business day which is more than ten days prior to such March 15 or September 15. Both principal of, and interest on, this Bond are payable at the agency of the Company in the City of Washing-ton, D.C., or, at the option of the holder, at the agency of the Company in the Borough of Manhattan, The City of New York.

 Reference is made to the further provisions of this Bond set forth on the re-verse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

 This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Riggs National Bank of Washington, D.C., the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

 IN WITNESS WHEREOF, Potomac Electric Power Company has caused this Bond to be signed in its name by the signature (or a facsimile thereof) of its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by the facsimile signature of its Secretary or an Assistant Secretary.

 Dated,

                                 POTOMAC ELECTRIC POWER COMPANY

                                       By......................................
                                                     Vice President
Attest:

 ...................................
             Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

 This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and the Supplemental Indenture dated as of September 7, 1995.

                                    THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.
                                                                       Trustee.

                                          By...................................
                                                 Authorized Officer

            [TEXT APPEARING ON REVERSE SIDE OF BOND OF 2025 SERIES]

 This Bond is one of a duly authorized issue of Bonds of the Company (herein-after called the "Bonds") in unlimited aggregate principal amount, of the se-ries hereinafter specified, all issued and to be issued under and equally se-cured (except in so far as any purchase or sinking fund or analogous provi-sions for any particular series of Bonds, established by any indenture supple-mental to the Amended Indenture hereinafter mentioned, may afford additional security for such Bonds) by a mortgage and deed of trust, dated July 1, 1936, executed by the Company to The Riggs National Bank of Washington, D.C. (herein called the "Trustee"), as trustee, as amended by indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October
1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986,
March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990,
May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993,
March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10,
1995 and September 6, 1995 (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture") and all indentures supplemental thereto, to which Amended Indenture and supplemental indentures reference is hereby made for a description of the properties mortgaged and pledged, the na-ture and extent of the security, the rights of the owners of the Bonds and of the Trustee in respect there-to, and the terms and conditions upon which the Bonds are, and are to be, se-cured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an af-firmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and af-fected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional, or which reduces the percentage of Bonds the affirmative vote of which is required for the making of such modifi-cations or alterations. The Company is proposing an amendment to the Amended Indenture which would replace "80%" with "60%" in the preceding sentence, which amendment will become effective upon the consent or agreement thereto of the holders of all the outstanding Bonds. The holder of this Bond will be deemed to have approved such amendment. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided.

 This Bond is one of a series designated as the "First Mortgage Bonds, 7 3/8% Series due 2025" (herein called the "Bonds of 2025 Series") of the Company, issued under and secured by the Amended Indenture and all indentures supple-mental thereto and described in the indenture (herein called the "New Supple-mental Indenture"), dated as of September 7, 1995, between the Company and the Trustee, supplemental to the Amended Indenture.

 The Bonds of 2025 Series are subject to redemption, at any time or from time to time after September 14, 2005 and prior to maturity, at the option of the Company, either as a whole or in part by lot, upon payment of the redemption prices applicable to the respective period set forth below, together, in each case, with accrued interest to the redemption

12

date, all subject to the conditions and as more fully set forth in the Amended Indenture and the New Supplemental Indenture:

                      REDEMPTION PRICE
    IF REDEEMED         EXPRESSED AS
    DURING THE         PERCENTAGE OF
  12 MONTH PERIOD      THE PRINCIPAL
 NDING SEPTEMBER 14E  AMOUNT OF BONDS
- -------------------   ----------------
 2006.............         103.38%
 2007.............         103.04
 2008.............         102.70
 2009.............         102.36
 2010.............         102.03
 2011.............         101.69

                         REDEMPTION PRICE
      IF REDEEMED          EXPRESSED AS
       DURING THE         PERCENTAGE OF
    12 MONTH PERIOD       THE PRINCIPAL
  ENDING SEPTEMBER 14    AMOUNT OF BONDS
  -------------------    ----------------
2012....................      101.35%
2013....................      101.02
2014....................      100.68
2015....................      100.34
2016 and thereafter.....      100.00

 Notice of any redemption shall be sent by the Company through the mails, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of any of the Bonds to be re-deemed, at their addresses as the same shall appear on the transfer register of the Company, all subject to the conditions and as more fully set forth in the Amended Indenture and New Supplemental Indenture. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

 In case an event of default, as defined in the Amended Indenture, shall oc-cur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the con-ditions and in the manner and with the effect provided in the Amended Inden-ture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds entitled to vote then outstanding.

 This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that pur-pose at the agency of the Company in the City of Washington, D.C., or at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of the same series, may in like manner be ex-changed for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and con-ditions set forth in the Amended Indenture.

 No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or otherwise in respect hereof or of the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, ei-ther directly or through the Company or any such predecessor or successor cor-poration, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assess-ment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stock-holders, directors or officers being released by every owner hereof by the ac-ceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

 SECTION 3. The Bonds of 2025 Series shall be registered Bonds without coupons in denominations of any multiple of $1,000, numbered consecutively upwards from R1.

 SECTION 4. Until Bonds of 2025 Series in definitive form are ready for deliv-ery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds for such series in tem-porary form, as provided in Section 9 of Article II of the Original Indenture as amended.

                                   PART II.

                                ISSUE OF BONDS.

 SECTION 1. Except for Bonds of 2025 Series issued pursuant to Section 13 of
Article II of the Original Indenture as amended, the principal amount of Bonds of 2025 Series which may be authenticated and delivered hereunder is limited to $75,000,000 aggregate principal amount.

 SECTION 2. Bonds of 2025 Series in the aggregate principal amount permitted in Section 1 of this Part II, may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the record-ing hereof) to or upon the order of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Trea-surer or one of its Assistant Treasurers, at such time or times as may be re-quested by the Company subsequent to the receipt by the Trustee of

  (1) the certified resolution and the officers' certificate required by Sec-tion 3(a) and Section 3(b) of Article III of the Original Indenture as amended;

  (2) the opinion of counsel required by Section 3(c) of Article III of the Original Indenture as amended;

  (3) cash, if any, in the amount required to be deposited by Section 3(d) of
 Article III of the Original Indenture as amended, which shall be held and applied by the Trustee as provided in said Section 3(d);

  (4) the certificates, instruments, opinions of counsel, prior lien bonds and cash, if any, required by Section 4 of Article III of the Original In-denture as amended, except that, as required by Part IV of this Supplemental Indenture, property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authenti-cation and delivery of Bonds of 2025 Series; and

  (5) the certificates and opinions required by Article XVIII of the Original Indenture as amended.

                                   PART III.

                                  REDEMPTION.

 SECTION 1. The Bonds of 2025 Series are not redeemable up to and including September 14, 2005. The Bonds of 2025 Series shall, in accordance with the provisions of Article V of the Original Indenture as amended, be redeemable, at any time or from time to time after September 14, 2005 and prior to maturi-ty, at the option of the Company, either as a whole or in part by lot, upon payment of the redemption prices applicable to the respective periods set forth in the form of Bond of 2025 Series con-tained in Section 2 of Part I hereof, together, in each case, with accrued in-terest to the redemption date.

 SECTION 2. In accordance with the provisions of Article V of the Original In-denture as amended, notice of any redemption shall be sent by the Company through the mails, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of any of the Bonds to be redeemed at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

 All Bonds delivered to or redeemed by the Trustee pursuant to the provisions of this Part III shall forthwith be cancelled.

                                   PART IV.

                ADDITIONAL PARTICULAR COVENANTS OF THE COMPANY.

 The Company hereby covenants, warrants and agrees that so long as any Bonds of 2025 Series are outstanding:

 SECTION 1. The Company will not withdraw, pursuant to the provisions of Sec-tion 2 of Article VIII of the Original Indenture as amended, any moneys held by the Trustee as part of the trust estate in excess of an amount equal to the aggregate principal amount of such of the refundable Bonds as were theretofore issued by the Company; and that upon any such withdrawal by the Company re-fundable Bonds equal in aggregate principal amount to the amount so withdrawn shall be deemed to have been made the basis of such withdrawal.

 SECTION 2. Property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash, or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Indenture.

                                    PART V.

                AMENDMENT OF INDENTURE TO PERMIT QUALIFICATION
                      UNDER TRUST INDENTURE ACT OF 1939.

 The Company and the Trustee, from time to time and at any time, without any vote or consent of the holders of the Bonds of 2025 Series, may enter into such indentures supplemental to the Original Indenture as may or shall by them be deemed necessary or desirable to add to or modify or amend any of the pro-visions of the Original Indenture so as to permit the qualification of the Original Indenture under the Trust Indenture Act of 1939.

 Except to the extent specifically provided herein, no provision of this Sup-plemental Indenture is intended to modify, and the parties hereto do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act of 1939 which amend and supersede provisions of the Original Indenture, as supplemented, in effect prior to November 15, 1990.

                                   PART VI.

                       AMENDMENT OF ORIGINAL INDENTURE.

 Notwithstanding any other provisions of the Original Indenture as amended, the holders of the Bonds of 2025 Series, by their holding of such Bonds, are deemed to have approved the following amendment to the Original Indenture as amended and to have authorized the Trustee to take any action necessary to ev-idence or effectuate such approval:

 Sections 5 and 6 of Article XV of the Original Indenture as amended are hereby amended by changing the words and figures "eighty percent. (80%)" to the words and figures "sixty percent. (60%)" wherever in such Sections such words and figures occur.

                                   PART VII.

                                 THE TRUSTEE.

 The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the

Original Indenture as amended set forth and upon the following terms and con-ditions:

 The Trustee shall not be responsible in any manner whatsoever for or in re-spect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Inden-ture as amended shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                  PART VIII.

                           MISCELLANEOUS PROVISIONS.

 This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an origi-nal; but such counterparts shall together constitute but one and the same in-strument.

 Potomac Electric Power Company hereby constitutes and appoints Dennis R. Wraase, one of its Senior Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said Potomac Electric Power Company.

 The Riggs National Bank of Washington, D.C., hereby constitutes and appoints James B. Lynn, one of its Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said The Riggs National Bank of Washington, D.C.

 IN WITNESS WHEREOF, said Potomac Electric Power Company has caused this Sup-plemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Riggs National Bank of Washington, D.C., in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Senior Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Corpo-rate Trust Officers, all as of the 7th day of September, One thousand nine hundred and ninety-five.

                                       POTOMAC ELECTRIC POWER COMPANY
(CORPORATE SEAL)

                                       /s/        Dennis R. Wraase
                                       By..................................
                                                  DENNIS R. WRAASE,
                                                Senior Vice President
Attested:


/s/    Ellen Sheriff Rogers
 ...................................
       ELLEN SHERIFF ROGERS,
        Assistant Secretary
  Signed, sealed and delivered by
 Potomac Electric Power Company in
         the presence of:


/s/  P. G. Middleton
 ...................................

/s/  Wanda P. Hepler
 ...................................
                       As Witnesses
                                       THE RIGGS NATIONAL BANK OF
                                         WASHINGTON, D.C.
(CORPORATE SEAL)


                                         /s/       James B. Lynn
                                         By..................................
                                                   JAMES B. LYNN,
                                                   Vice President
Attested:


/s/  O. Clinton Jones, III
 ...................................
      O. CLINTON JONES, III,
  Senior Corporate Trust Officer
Signed, sealed and delivered by The
 Riggs National Bank of Washington,
      D.C. in the presence of:


/s/  David Tanenholtz
 ...................................


/s/  Puneet Rikhy
 ...................................
                       As Witnesses

CITY OF WASHINGTON,
DISTRICT OF COLUMBIA,           ss.:

 I, Lisa A. Poole, a Notary Public in and for the District of Columbia, United States of America, whose commission as such will expire July 31, 1997, do hereby certify that Dennis R. Wraase and Ellen Sheriff Rogers, whose names as Senior Vice President and Assistant Secretary, respectively, of POTOMAC ELECTRIC POWER COMPANY, a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 7th day of September, personally appeared this day be-fore me in my District aforesaid and acknowledged themselves to be, respec-tively, a Senior Vice President and an Assistant Secretary of Potomac Electric Power Company, and that they as such, being authorized so to do, executed the said deed by signing the name of Potomac Electric Power Company by Dennis R. Wraase, as Senior Vice President, and attested by Ellen Sheriff Rogers, as As-sistant Secretary, and acknowledged the same before me in my District afore-said and acknowledged the foregoing instrument to be the act and deed of Poto-mac Electric Power Company.

 Given under my hand and official seal this 7th day of September, 1995.

(NOTARIAL SEAL)


                                   /s/  Lisa A. Poole
                                   ............................................
                                                  Notary Public
                                               District of Columbia

CITY OF WASHINGTON,
DISTRICT OF COLUMBIA,           ss.:

 I, Lisa A. Poole, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Dennis R. Wraase, a Senior Vice President of POTOMAC ELECTRIC POWER COMPANY, a corporation, one of the parties to the foregoing instrument bearing date as of the 7th day of September, and hereto annexed, this day personally appeared before me in the City of Washington, the said Dennis R. Wraase being personally well known to me as the person who executed the said instrument as a Senior Vice President of and on behalf of said Potomac Electric Power Company and known to me to be the attorney
- -in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said Potomac Electric Power Company, and delivered the same as such. I further certify that the said Dennis R. Wraase, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order. My commission expires July 31, 1997.

 Given under my hand and official seal this 7th day of September, 1995.

(NOTARIAL SEAL)

                                   /s/  Lisa A. Poole
                                   ............................................
                                                  Notary Public
                                               District of Columbia

CITY OF WASHINGTON,
DISTRICT OF COLUMBIA,           ss.:

 I, William K. Scott, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that James B. Lynn and O. Clinton Jones, III, whose names as Vice President and Senior Corporate Trust Officer, respectively, of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 7th day of September, 1995, personally appeared before me this day in my District afore-said and acknowledged themselves to be, respectively, a Vice President and a Senior Corporate Trust Officer of The Riggs National Bank of Washington, D.C., and that they as such, being authorized so to do, executed the said deed by signing the name of The Riggs National Bank of Washington, D.C., by James B. Lynn as Vice President, and attested by O. Clinton Jones, III, as Senior Cor-porate Trust Officer, and acknowledged the same before me in my District aforesaid and acknowledged the foregoing instrument to be the act and deed of The Riggs National Bank of Washington, D.C., as therein set forth.

 Given under my hand and notarial seal this 7th day of September, 1995.

(NOTARIAL SEAL)


                                /s/  William K. Scott
                                ...............................................
                                                 Notary Public
                                             District of Columbia

                                My Commission Expires August 31, 1999.

CITY OF WASHINGTON,
DISTRICT OF COLUMBIA,           ss.:

 James B. Lynn, of full age, being sworn according to law, on his oath deposes and says that he is a Vice President of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., the Trustee named in the foregoing Supplemental Indenture, dated as of the 7th day of September, 1995, that he is the agent of said Trustee for the purpose of perfecting such Supplemental Indenture and that the consideration in the Original Indenture referred to therein and in all indentures supplemen-tal to said Original Indenture, including the foregoing Supplemental Inden-ture, is true and bona fide as therein set forth.


                                   /s/  James B. Lynn
                                   ............................................
                                                  JAMES B. LYNN

Subscribed and sworn to before me
  this 7th day of September, 1995.


/s/  William K. Scott
 ...................................
           Notary Public
       District of Columbia

 My Commission Expires August 31, 1999.

(NOTARIAL SEAL)

CITY OF WASHINGTON,
DISTRICT OF COLUMBIA,           ss.:

 I, William K. Scott, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that James B. Lynn a Vice President of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a corporation, one of the parties to the foregoing instrument bearing date as of the 7th day of September, 1995, and hereto annexed, this day personally appeared before me in the City of Washington, the said James B. Lynn, being personally well known to me as the person who executed the said instrument as a Vice President of and on behalf of said The Riggs National Bank of Washington, D.C., and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said The Riggs National Bank of Washington, D.C., and delivered the same as such. I further certify that the said James B. Lynn, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

 Given under my hand and official seal this 7th day of September, 1995.

(NOTARIAL SEAL)


                                /s/  William K. Scott
                                ...............................................
                                                 Notary Public
                                             District of Columbia

                                My Commission Expires August 31, 1999.

                           CERTIFICATE OF RESIDENCE

 The Riggs National Bank of Washington, D.C., Mortgagee and Trustee within named, hereby certifies that its precise residence is 808-17th Street, N.W., Washington, D.C. 20006.

                                   THE RIGGS NATIONAL BANK OF
                                       WASHINGTON, D.C.


                                   /s/  James B. Lynn
                                   By..........................................
                                                  JAMES B. LYNN,
                                                  Vice President